Exhibit 1.8

STATEMENT OF PARTNERSHIP EXISTENCE

OF

BTOPI HOLDING (U.S.)

This Statement of Partnership Existence of BTOPI Holding (U.S.) is being filed pursuant to Sections 15-303 and 15-902 of the Delaware Revised Uniform Partnership Act and, in connection therewith, the undersigned being duly authorized to execute and deliver this Statement of Partnership Existence does hereby certify as follows:

1.                                       The name of the partnership is BTOPI Holding (U.S.).

2.                                       The address of the registered office and the name and address of the registered agent for service of process on the partnership in the State of Delaware is:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned has executed this Statement of Partnership Existence of BTOPI Holding (U.S.) as of this 19th day of December, 2002.

BTOPI HOLDING (U.S.)

By:	BTOP USA Corp., a general partner of BTOPI Holding (U.S.)

	By.	/s/ F.H.J. Koffrie
Name: F.H.I. Koffrie
Title: Chief Financial Officer

By	Buhrmann US Holdings Inc., a general partner of BTOPI Holding (U.S.)

	By:	/s/ F.F. Waller
Name: F.F. Waller
Title: President